Sonic Foundry, Inc.

Annual Report on Form 10-K

For the Year Ended September 30, 2023

EXHIBIT 21

LIST OF SUBSIDIARIES

Sonic Foundry Media Systems, Inc. – Incorporated in the State of Maryland

Mediasite KK – Incorporated in Japan

Sonic Foundry International B.V. (formerly Media Mission B.V.) – Incorporated in the Netherlands

January 4, 2024